SECTION 906 CERTIFICATION

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the undersigned officers of Grosvenor Registered Multi-Strategy Fund (TI 2), LLC (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s report on Form N-CSR for the period ended March 31, 2020, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Scott J. Lederman	Director, Chief Executive Officer and President (Principal Executive Officer)	June 9, 2020
Scott J. Lederman

By:	/s/ Kathleen P. Sullivan	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 9, 2020
Kathleen P. Sullivan

This certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.

33